Exhibit 99

MAYVILLE ENGINEERING COMPANY

ANNOUNCES APPOINTMENT OF CRAIG NICHOLS AS SENIOR VICE PRESIDENT, OPERATIONS AND SUPPLY CHAIN

MILWAUKEE, Wis., March 10, 2025 -- Mayville Engineering Company (NYSE: MEC) (the “Company” or “MEC”), a leading value-added provider of design, prototyping and manufacturing solutions serving diverse end-markets, today announced the appointment of Craig Nichols as Senior Vice President Operations and Supply Chain effective March 10, 2025, reporting directly to President and Chief Executive Officer, Jag Reddy.

Mr. Nichols brings to MEC more than three decades of operations, supply chain management, and manufacturing expertise. Throughout his career, Mr. Nichols has successfully led the implementation of continuous improvement initiatives across multi-site global manufacturing organizations.

“I am excited to welcome Craig to the executive leadership team at MEC,” said Jag Reddy, President and CEO. “His extensive experience in leading operations excellence and implementing continuous improvement initiatives across global manufacturing organizations will be an invaluable asset to MEC. This aligns well with the strategic focus outlined in our MBX value-creation framework. We look forward to utilizing his expertise to optimize our business for long-term, profitable growth.”

“I am honored to join MEC as we enter this next chapter of a multi-year business transformation journey,” stated Craig Nichols, incoming Senior Vice President, Operations and Supply Chain. “The MBX framework represents a comprehensive structure for operational excellence, one that I am looking forward to building upon in the years ahead as we continue to scale the business, while further optimizing our systems, processes and domestic manufacturing base.”

ABOUT CRAIG NICHOLS

Over the last three decades, Mr. Nichols has served in a variety of leadership roles in leading global manufacturing organizations, where he has global operations and advanced manufacturing. Most recently, Mr. Nichols served as the Vice President of Drive System Operations at Dana Incorporated, a global leader in design and manufacturing of energy-efficient propulsion systems for vehicles and machinery. Previously, Mr. Nichols served in multiple leadership roles at Dana Incorporated, including Senior Director, Off Highway Global Manufacturing Strategy and Senior Director, Global Aftermarket Distribution Operations. Prior to that, he served as Senior Vice President of Global Manufacturing at Jason Industries. He started his career with Hi-Lex Corporation, where he was responsible for design, procurement and installation of secondary equipment across multiple assembly lines and then led multiple operations at Lear Corporation. Mr. Nichols has a Bachelors Degree in Business Management from Davenport University.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, among others, the risk factors described in our reports filed or expected to be filed with the Securities and Exchange

Commission. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

ABOUT MAYVILLE ENGINEERING COMPANY

Founded in 1945, MEC is a leading U.S. based, vertically integrated, value-added manufacturing partner providing a full suite of manufacturing solutions from concept to production, including design, prototyping and tooling, fabrication, aluminum extrusion, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicles, construction & access equipment, powersports, agriculture, military, and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 23 facilities, of which 22 are in use, across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly, and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting. For more information, please visit www.mecinc.com.

IR CONTACT

Noel Ryan or Stefan Neely

(615) 844-6248
MEC@val-adv.com